UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 3, 2006
PAINCARE HOLDINGS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906)
----------------------------	----------------	-------------
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(IRS EMPLOYER
OF INCORPORATION OR	NUMBER)	IDENTIFICATION NUMBER)
ORGANIZATION)

1030 NORTH ORANGE AVENUE, SUITE 105
ORLANDO, FLORIDA 32801
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)
(407) 367-0944
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
(407) 367-0950
(REGISTRANT'S FACSIMILE NUMBER, INCLUDING AREA CODE)
WWW.PAINCAREINC.COM
(REGISTRANT'S WEBSITE ADDRESS)

ITEM 1.01 Entry Into Material Definitive Contract

On May 3, 2006, PainCare entered into a Warrant Cancellation Agreement with Laurus Master Fund Ltd. ("Laurus"). On May 4, 2006, PainCare entered into Warrant Cancellation Agreements with Midsummer Investment, Ltd. ("Midsummer") and Islandia, L.P. ("Islandia"). The Warrant Cancellation Agreements provide for the cancellation of warrants issued by PainCare to (i) Laurus in February and March 2004, pursuant to which Laurus was entitled to purchase 1,165,000 shares of PainCare common stock; (ii) Midsummer in December 2003 and June 2004, pursuant to which Midsummer was entitled to purchase 796,658 shares of PainCare common stock; and (iii) Islandia in December 2003, pursuant to which Islandia was entitled to purchase 631,658 shares of PainCare common stock. In consideration for the cancellation of the warrants, PainCare is to issue 450,000 restricted shares of PainCare common stock to Laurus, 475,000 restricted shares of PainCare common stock to Midsummer, and 385,000 restricted shares of PainCare common stock to Islandia. The shares of common stock to be issued to Laurus, Midsummer, and Islandia are subject to certain registration rights as set forth in the Warrant Cancellation Agreements. The closing of the transactions set forth in the Warrant Cancellation Agreements are subject to the approval by the American Stock Exchange of the listing of the shares of common stock to be issued. Copies of the Warrant Cancellation Agreements are attached hereto as Exhibits.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

	99.1	Warrant Cancellation Agreement between PainCare Holdings, Inc. and Laurus Master Fund, Ltd., dated May 3, 2006.

	99.2	Warrant Cancellation Agreement between PainCare Holdings, Inc. and Midsummer Investment, Ltd., dated May 4, 2006.

	99.3	Warrant Cancellation Agreement between PainCare Holdings, Inc. and Islandia, L.P., dated May 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated May 8, 2006	PAINCARE HOLDINGS, INC.

	By: /s/	Randy Lubinsky
Randy Lubinsky
Chief Executive Officer and Director